UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2008

Enova Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	1-33001	95-3056150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

19850 S. Magellan Drive, Torrance, California		90502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-527-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Michael Staran’s employment as President and Chief Executive Officer of Enova Systems, Inc. (the "Company"), effective February 11, 2008 the Company entered into an employment agreement with Mr. Staran (the "Agreement") pursuant to which Mr. Staran will be paid an annual salary of $250,000 beginning as of January 1, 2008.

In addition, Mr. Staran will be eligible for a contingent bonus payable at the option of the Company in stock or cash as follows:

If revenues of the Company determined in accordance with GAAP as reflected in the Company’s audited financial statements, for the year ended December 31, 2007, are (i) equal to or in excess of $7.5 million but less than $8.5 million, Mr. Staran will earn a contingent bonus of $52,600, (ii) equal to or in excess of $8.5 million but less than $9.5 million, Mr. Staran will earn a contingent bonus of $65,625, (iii) equal to or in excess of $9.5 million but less than $10.5 million, Mr. Staran will earn a contingent bonus of $91,875, or (iv) equal to or in excess of $10.5 million, Mr. Staran will earn a contingent bonus of $131,250.

Pursuant to the Agreement, the Company will lease a car for Mr. Staran’s use and cover certain additional expenses as set forth in the Agreement.

The Agreement also provides for life, medical and disability benefits and 15 days of annual accrued vacation.

Mr. Staran’s employment is at-will and may be terminated by either Mr. Staran or the Company for any reason and at any time. In the event that Mr. Staran's employment is terminated by the Company without cause, as defined in the Agreement, Mr. Staran is entitled to receive as severance (i) three months of health benefits, (ii) his contingent bonus and (iii) 12 months payment of his current base salary on a monthly basis. If Mr. Staran’s duties or responsibilities are materially diminished or Mr. Staran is assigned duties that are demeaning or otherwise materially inconsistent with the duties then currently performed by Mr. Staran, he will have the right to terminate the Agreement and receive the same severance payment as if his employment had been terminated without cause.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit
10.1 Employment Agreement between Enova Systems, Inc. and Michael Staran, dated February 11, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

February 15, 2008	By:	Jarett Fenton

Name: Jarett Fenton
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Enova Systems, Inc. and Michael Staran, dated February 11, 2008